UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:  June 19, 2013

(Date of earliest event reported)

KODIAK OIL & GAS CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32920

Yukon Territory	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1625 Broadway, Suite 250

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 592-8075

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 19, 2013, Kodiak Oil & Gas Corp. (the “Company”) held its 2013 Annual Meeting of Shareholders (the “Annual Meeting”) to (i) elect the nominees to the Company’s Board of Directors to serve until the Company’s 2014 Annual Meeting of Shareholders or until successors are duly elected and qualified, (ii) conduct an advisory vote on executive compensation (the “Advisory Resolution”) and (iii) ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.  The matters acted upon at the Annual Meeting are described in more detail in the Company’s proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on May 14, 2013.  The following are the final voting tallies for the Annual Meeting:

	For	Against	Abstentions	Broker Non-Votes
Election of Directors
Lynn A. Peterson	144,933,304	7,225,123	623,244	83,762,907
James E. Catlin	128,641,226	23,791,623	348,822	83,762,907
Rodney D. Knutson	147,460,280	5,168,958	152,432	83,762,908
Herrick K. Lidstone, Jr.	150,132,059	2,488,735	160,877	83,762,907
William J. Krysiak	150,151,262	2,476,074	154,335	83,762,907
Advisory Resolution	148,535,294	3,470,682	775,696	83,762,906
Ratification of independent registered public accounting firm	235,801,532	469,923	273,123	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK OIL & GAS CORP.

By:	/s/ James P. Henderson
James P. Henderson Chief Financial Officer

Date:  June 21, 2013